UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [X]

CHECK THE APPROPRIATE BOX:

[X]       Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]       Definitive Information Statement

                             WINSTED HOLDINGS, INC.
                (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]       No fee required.
(1)       Title of each class of securities to which transaction applies:
(2)       Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)       Proposed maximum aggregate value of transaction:
(5)       Total fee paid:

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)       Amount previously paid:
(2)       Form, schedule or registration statement no.:
(3)       Filing party:
(4)       Date filed:

                             WINSTED HOLDINGS, INC.
                          5000 Birch Street, Suite 3000
                         Newport Beach, California 92660
                            Telephone ((949) 476-3711

                                October 10, 2005

To Our Stockholders:

          The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, September 16, 2005, that our board of directors has recommended, and that the holder of the majority of our voting power of our outstanding capital stock intends to vote on October 31, 2005 to approve a grant of discretionary authority to our board of directors to implement a reverse split of our common stock on the basis of one post-consolidation share for up to each 1,250 pre-consolidation shares to occur at some time within 60 days of the date of this information statement, with the exact time of the reverse split to be determined by the board of directors.

          As of the record date, 235,663,242 shares of our common stock were issued and outstanding and 50,000,000 shares of our preferred stock were issued and outstanding.

          We have a consenting stockholder, Mark Ellis, our chief executive officer, president and director, who holds 53,347 shares of our common stock and 48,000,000 shares of our Series A preferred stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders. Pursuant to our certificate of designation establishing Series A preferred stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock into which each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Ellis will have the power to vote 960,053,347 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

          Mr. Ellis will vote for the grant of the discretionary authority to our directors to implement a reverse stock split. Mr. Ellis will have the power to approve the grant of the discretionary authority to our directors to implement a reverse stock split without the concurrence of any of our other stockholders.

          WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          We appreciate your continued interest in Winsted Holdings, Inc.

                                          Very truly yours,

                                          /s/ Mark Ellis

                                          Mark Ellis
                                          Chief Executive Officer

                             WINSTED HOLDINGS, INC.
                          5000 Birch Street, Suite 3000
                         Newport Beach, California 92660
                            Telephone ((949) 476-3711

                              INFORMATION STATEMENT

  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

          This information statement is furnished to the holders of record at the close of business on the record date, September 16, 2005, in connection with an action which was recommended by our board of directors, and one which the holder of the majority of our voting power of our outstanding capital stock intends to vote on October 31, 2005, namely, to approve a grant of discretionary authority to our board of directors to implement a reverse split of our common stock on the basis of one post-consolidation share for up to each 1,250 pre-consolidation shares to occur at some time within 60 days of the date of this information statement, with the exact time of the reverse split to be determined by the board of directors.

          As of the record date, 235,663,242 shares of our common stock were issued and outstanding and 50,000,000 shares of our preferred stock were issued and outstanding.

          We have a consenting stockholder, Mark Ellis, our chief executive officer, president and director, who holds 53,347 shares of our common stock and 48,000,000 shares of our Series A preferred stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders. Pursuant to our certificate of designation establishing Series A preferred stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock into which each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Ellis will have the power to vote 960,053,347 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

          Mr. Ellis will vote for the grant of the discretionary authority to our directors to implement a reverse stock split. Mr. Ellis will have the power to approve the grant of the discretionary authority to our directors to implement a reverse stock split without the concurrence of any of our other stockholders.

          This information statement will be sent on or about October 10, 2005 to our stockholders of record who do not sign the majority written consent described herein.

                                VOTING SECURITIES

          In accordance with our bylaws, our board of directors has fixed the close of business on September 16, 2005 as the record date for determining the stockholders entitled to notice of the above noted action. Once a quorum is present and voting, a majority of the total votes cast within each of the voting groups is required to approve the grant of discretionary authority to our directors to implement a reverse stock split. A majority of the voting power, which includes the voting power that is present in person or by proxy, constitutes a quorum for the transaction of business.

          As of the record date, 235,663,242 shares of our common stock were issued and outstanding and 50,000,000 shares of our preferred stock were issued and outstanding.

          We have a consenting stockholder, Mark Ellis, our chief executive officer, president and director, who holds 53,347 shares of our common stock and 48,000,000 shares of our Series A preferred stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders.

Pursuant to our certificate of designation establishing Series A preferred stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock into which each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Ellis will have the power to vote 960,053,347 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

          Mr. Ellis will vote for the grant of the discretionary authority to our directors to implement a reverse stock split. Mr. Ellis will have the power to approve the grant of the discretionary authority to our directors to implement a reverse stock split without the concurrence of any of our other stockholders.

Distribution and Costs
----------------------

          We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

          Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Dissenters' Right of Appraisal
------------------------------

          No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Florida law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

           GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
             TO IMPLEMENT A ONE FOR UP TO 1,250 REVERSE STOCK SPLIT

          Our board of directors has adopted a resolution to seek stockholder approval of discretionary authority to our board of directors to implement a reverse split for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is up to 1,250 pre-consolidation shares for each one post-consolidation share, with the reverse split to occur within 60 days of the date of this information statement, the exact time of the reverse split to be determined by the directors in their discretion. Approval of this proposal would give the board authority to implement the reverse split on the basis of up to 1,250 pre-consolidation shares for each one post-consolidation share at any time it determined within 60 days of the date of this information statement. In addition, approval of this proposal would also give the board authority to decline to implement a reverse split. A copy of the proposed resolution approving the grant of discretionary authority to the directors with respect to the reverse split is contained in ATTACHMENT A to this information statement.

          Our board of directors believes that stockholder approval of a range for the exchange ratio of the reverse split (as contrasted with approval of a specified ratio of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our stockholders. The actual ratio for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to what ratio of pre-consolidation shares to post-consolidation shares would be most advantageous to us and our stockholders.

          Our board of directors also believes that stockholder approval of a 60-days range for the effectuation of the reverse split (as contrasted with approval of a specified time of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our stockholders. The actual timing for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to when and whether such action would be most advantageous to us and our stockholders.

          If you approve the grant of discretionary authority to our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will effect a reverse split of our then issued and outstanding common stock on the basis of up to 1,250 pre-consolidation shares for each one post-consolidation share.

          The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Winsted Holdings, Inc. among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.

          Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our common stock after a reverse split will be up to 1,250 times greater than the price for shares of our common stock immediately prior to the reverse split, depending on the ratio of the split. Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Effect of the Reverse Split
---------------------------

          The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

          The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split (except as described below).

          The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

          The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: if our directors decide to implement a one for 1,250 reverse split, every 1,250 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock, with 1,250 being equal to the exchange ratio of the reverse split, as determined by the directors in their discretion.

          Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for 1,250 exchange ratio, or such lesser exchange ratio as may be determined by our directors, subject to adjustment for fractional shares, as described below).

          Fractional shares which would otherwise be held by our common stockholders after the reverse split will be rounded up to the next whole share. We will issue one new share of our common stock for up to each 1,250 shares of our common stock held as of the record date.

          The reverse split may reduce the number of holders of post-reverse split shares as compared to the number of holders of pre-reverse split shares to the extent that there are stockholders presently holding fewer than 1,250 shares (or such lesser number as may be determined by our directors). However, the intention of the reverse split is not to reduce the number of our stockholders. In fact, we do not expect that the reverse split will result in any material reduction in the number of our stockholders.

          We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future.

          ISSUANCE OF ADDITIONAL SHARES. The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse split of our common stock.

          If we elect to implement a one for 500 reverse split, based on the 235,663,242 shares of our common stock outstanding on the record date, and the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, 4,764,336,758 shares of our common stock remain available for issuance prior to the reverse split taking effect. A one for 500 reverse split would have the effect of decreasing the number of our outstanding shares of our common stock from 235,663,242 to 471,327 shares.

          Based on the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, if we elect to implement a one for 500 reverse stock split, the reverse split, when implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 4,764,336,758 to 4,999,528,673 shares.

          If we elect to implement a one for 1,250 reverse split, based on the 235,663,242 shares of our common stock outstanding on the record date, and the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, 4,764,336,758 shares of our common stock remain available for issuance prior to the reverse split taking effect. A one for 1,250 reverse split would have the effect of decreasing the number of our outstanding shares of our common stock from 235,663,242 to 188,531 shares.

          Based on the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, if we elect to implement a one for 1,250 reverse stock split, the reverse split, when implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 4,764,336,758 to 4,999,811,469 shares

          The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

          The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors. At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the reverse split.

Federal Income Tax Consequences
-------------------------------

          We will not recognize any gain or loss as a result of the reverse split.

          The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

          We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in his old shares of our common stock.

Effective Date
--------------

          If the proposed reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. Florida time on the date the split is approved by our board of directors which in any event shall not be later than 60 days from the date of this information statement. Except as explained herein with respect to fractional shares and stockholders who currently hold fewer than 1,250 shares, or such lesser amount as we may determine, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for 1,250 exchange ratio or such other exchange ratio as we determine.

Risks Associated with the Reverse Split
---------------------------------------

          This information statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price. For a discussion of these and other risk factors, see our annual report on Form 10-KSB for the year ended December 31, 2004, and other filings with the Securities and Exchange Commission.

          If approved and implemented, the reverse stock split will result in some stockholders owning "odd-lots" of less than 100 common shares of our stock on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even lots" of even multiples of 100 shares.

Vote Required
-------------

          Once a quorum is present and voting, a majority of the total votes cast within each of the voting groups is required to approve the grant of discretionary authority to our directors to implement a reverse stock split.

          The board of directors recommends a vote FOR approval of the grant of discretionary authority to our directors to implement a reverse stock split, as described in ATTACHMENT A hereto.

          Information regarding the beneficial ownership of our common and preferred stock by management and the board of directors is noted below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

o Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

o Each person who beneficially owns outstanding shares of our preferred stock;

o         Each of our directors;

o         Each named executive officer; and

o         All directors and officers as a group.


                                    Common Stock           Preferred Stock
                                Beneficially Owned (2)   Beneficially Owned (2)
                                ----------------------   ----------------------
Name and Address of
Beneficial Owner (1)              Number     Percent     Number       Percent
------------------------------    ------     -------     ------       -------

Mark Ellis (3)................    53,347        *     48,000,000 (7)   67.65 (7)
Brian Brittain (4)............         0                       0           0
All directors and officers        53,347        *              0       67.65 (7)
 as a group (2 persons).......    ======        =     ==========       ======
                                       0        0     48,000,000 (7)   17.65 (7)
Universal Broadband
 Communications, Inc. (5).....         0        0      6,000,000 (7)   14.7  (7)
C2C Exchange, Inc. (6) .......         0        0      5,000,000 (7)

* Less than one percent.

(1) Unless otherwise indicated, the address for each of these shareholders is c/o Winsted Holdings, Inc., 5000 Birch Street, Suite 3000, Newport Beach, California 92660. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common and preferred stock which he beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the date of this Report is 235,663,242, the total number of outstanding shares of the Series A preferred stock on the date of this Report is 50,000,000 and the total number of outstanding shares of the Series B preferred stock on the date of this Report is zero.
(3) Mr. Ellis is our chief executive officer, chief financials officer, president and director. (4) Mr. Brittain is our director.
(5) Universal Broadband Communications, Inc. is a California corporation, whose address is 5000 Birch Street, Suite 300, Newport Beach, California 92660. Universal Broadband Communications, Inc. is controlled by Mark Ellis, our chief executive officer, president and director.
(6) C2C Exchange, Inc. is a California corporation, whose address is 5000 Birch Street, Suite 300, Newport Beach, California 92660. C2C Exchange, Inc. is controlled by Mark Ellis, our chief executive officer, president and director.
(7)  Series A Preferred Stock.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

          Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

                       DOCUMENTS INCORPORATED BY REFERENCE

          Our Annual Report on Form 10-KSB for the year ended December 31, 2004 and our Quarterly Reports on Forms 10-QSB for the periods ended March 31, 2005 and June 30, 2005 are incorporated herein by reference.


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

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

          We will furnish a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2004 and our Quarterly Reports on Forms 10-QSB for the periods ended March 31, 2005 and June 30, 2005, and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at 5000 Birch Street, Suite 3000, Newport Beach, California 92660, Telephone (949) 476-3711.

                                          By Order of the board of directors,

                                          /s/ Mark Ellis

                                          Mark Ellis
                                          Chief Executive Officer






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

                                                                    ATTACHMENT A


                        RESOLUTIONS TO BE ADOPTED BY THE
                                 STOCKHOLDERS OF
                             WINSTED HOLDINGS, INC.
                                 (the "Company")


                RESOLVED, that the grant of discretionary authority to the board of directors to implement a reverse split of the Company's issued and outstanding common stock on the basis of one post-consolidation share for up to each 1,250 pre-consolidation shares within 60 days of the Company's information statement on Schedule 14C dated October 10, 2005 is hereby approved in all respects; and

                RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.